UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 28, 2017

IAC/InterActiveCorp

(Exact name of registrant as specified in charter)

Delaware	0-20570	59-2712887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West 18th Street New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On September 29, 2017, pursuant to the Agreement and Plan of Merger, dated as of May 1, 2017, as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated as of August 26, 2017 (the “Merger Agreement”), by and among Angie’s List, Inc. (“Angie’s List”), IAC/InterActiveCorp (“IAC”), ANGI Homeservices Inc. (“ANGI Homeservices”) and Casa Merger Sub, Inc. (“Merger Sub”), ANGI Homeservices completed its previously announced acquisition of Angie’s List by way of the merger of Merger Sub with and into Angie’s List (the “Merger”), with Angie’s List surviving the Merger as a wholly owned subsidiary of ANGI Homeservices.

Item 1.01                   Entry into a Material Definitive Agreement.

On September 29, 2017, prior to the closing of the Merger, ANGI Homeservices and IAC entered into each of the following agreements as contemplated by the Merger Agreement in connection with the implementation of the transactions contemplated thereby:  (i) a contribution agreement (the “Contribution Agreement”), (ii) an investor rights agreement (the “Investor Rights Agreement”), (iii) a services agreement (the “Services Agreement”), (iv) a tax sharing agreement (the “Tax Sharing Agreement”) and (v) an employee matters agreement (the “Employee Matters Agreement”).  Prior to the closing of the Merger, ANGI Homeservices and IAC Group, LLC, a direct wholly owned subsidiary of IAC (“IAC LLC”), entered into an intercompany note (the “Payoff Intercompany Note”) as contemplated by the Merger Agreement, and following the closing of the Merger, ANGI Homeservices and IAC LLC entered into a second intercompany note (the “Working Capital Intercompany Note”, and, together with the Payoff Intercompany Note, the “Intercompany Notes”).

Contribution Agreement

The Contribution Agreement sets forth the agreements between IAC and ANGI Homeservices regarding the principal transactions pursuant to which IAC separated its HomeAdvisor business from IAC’s other businesses and caused the HomeAdvisor business, including its assets and liabilities and certain legal entities, to be transferred to ANGI Homeservices prior to the effective time of the Merger (the “Effective Time”).  Pursuant to the Merger Agreement and the Contribution Agreement, ANGI Homeservices issued to IAC 414,753,515 shares of Class B Common Stock, par value $0.001 per share, of ANGI Homeservices (the “ANGI Class B Common Stock”) in exchange for the contribution (the “Contribution”) of the HomeAdvisor business and approximately $1.9 million in cash to fund the aggregate cash consideration payable in the Merger.

Under the Contribution Agreement ANGI Homeservices agreed to indemnify, defend and hold harmless IAC and its subsidiaries and their respective current and former directors, officers and employees, from and against any losses arising out of certain assets, liabilities, operations and conduct of IAC’s HomeAdvisor business, including any failure by ANGI Homeservices to assume and perform any of the liabilities allocated to ANGI Homeservices in the Contribution Agreement.  In addition, IAC agreed to indemnify, defend and hold harmless ANGI Homeservices and its affiliates and their respective current and former directors, officers and employees, from and against losses arising out of certain assets, liabilities, operations and conduct of the business of IAC or its subsidiaries (other than ANGI Homeservices and its subsidiaries), including any failure by IAC to assume and perform any of the liabilities allocated to IAC in the Contribution Agreement.

ANGI Homeservices and IAC have also agreed to release the other party, the other party’s subsidiaries and their respective affiliates, successors, assigns, stockholders, directors, officers, agents and employees from all claims and other actions, of any nature, relating to claims, transactions or occurrences occurring prior to the completion of the transactions contemplated by the Merger Agreement, including in connection with such transactions.

In addition, the Contribution Agreement sets forth a dispute resolution mechanism and also governs other matters related to the provision and retention of records, access to information and property, confidentiality, delayed transfer of assets and assumption of liabilities, cooperation in the preparation of ANGI Homeservices’ financial statements, licensing of certain intellectual property and cooperation with respect to governmental filings and third-party consents necessary to complete the transactions contemplated by the Contribution Agreement.

The above description of the Contribution Agreement is qualified in its entirety by reference to the full text of the Contribution Agreement, which is attached hereto as Exhibit 2.1 and incorporated by reference herein.

Investor Rights Agreement

The Investor Rights Agreement sets forth certain registration, preemptive and governance rights of IAC with respect to ANGI Homeservices, as well as certain governance rights for the benefit of ANGI Homeservices stockholders other than IAC.

Registration Rights.  IAC is entitled to request registrations of its shares of ANGI Homeservices common stock under the U.S. Securities Act of 1933, as amended (the “Securities Act”), including registration of shares to be distributed by means of an underwriting, subject to certain limitations.  If ANGI Homeservices, at any time, intends to file on its behalf, or on behalf of any of its other securityholders, a registration statement in connection with a public offering of any of its securities on a form and in a manner that would permit the registration for offer and sale of ANGI Homeservices common stock held by IAC, IAC has the right to include its shares of ANGI Homeservices common stock in that offering.  ANGI Homeservices is required to use its reasonable best efforts to qualify to register the sale of ANGI Homeservices securities on Form S-3 and, after ANGI Homeservices is so qualified, IAC may request that ANGI Homeservices facilitate the registration of IAC’s ANGI Homeservices shares under the Securities Act on Form S-3, subject to certain limitations.  At any time a Form S-3 is, and remains, effective, IAC will be permitted to effect an unlimited number of non-underwritten offerings or shelf take-downs (which may be underwritten offerings) using Form S-3 without notice to or inclusion of any other securities held by ANGI Homeservices or any other persons or entities.

In connection with a distribution of all or any portion of the shares of ANGI Homeservices common stock held by IAC to IAC’s stockholders, IAC is entitled to registration rights with respect to such shares with any applicable federal or state governmental authority, and ANGI Homeservices is obligated to register such shares as requested by IAC and to list any shares of Class A Common Stock, par value $0.001 per share, of ANGI Homeservices (the “ANGI Class A Common Stock”) required to be delivered upon any conversion, exchange or transfer of such shares on each national securities exchange on which the ANGI Class A Common Stock is listed at the time of such distribution.

ANGI Homeservices is generally responsible for the registration expenses in connection with the performance of its obligations under the registration rights provisions in the Investor Rights Agreement, with the exception of underwriting discounts, commissions and transfer taxes, which will be borne by IAC with respect to any shares held by IAC that are registered and sold.

The Investor Rights Agreement also contains indemnification and contribution provisions by ANGI Homeservices for the benefit of IAC and its affiliates and representatives and by IAC for the benefit of ANGI Homeservices and its affiliates and representatives, in each case, with respect to written information furnished to and stated by the other party to be specifically included in any registration statement, prospectus or related document or any violation by the other party of the Securities Act or any similar federal or state securities law, rule or regulation in connection with the registration of any securities under the Investor Rights Agreement.  Except in the case of intentional misrepresentation by IAC or by its affiliates or representatives, IAC’s indemnification obligations under the Investor Rights Agreement are capped at the net proceeds that IAC receives from the sale of securities that give rise to the applicable indemnification obligations.

Anti-Dilution Rights.  If ANGI Homeservices issues or proposes to issue any shares of capital stock (with certain limited exceptions), including shares issued upon the exercise, conversion or exchange of options, warrants and convertible securities, IAC has a purchase right that permits it to purchase for cash at a price per share equal to the issue price, as defined in the Investor Rights Agreement, the following:

•                  with respect to an issuance of voting stock of ANGI Homeservices, up to a number of shares of the class of ANGI Homeservices voting stock issued in the issuance and one or more other classes of voting stock of ANGI Homeservices then authorized as is necessary for IAC to maintain a voting interest and equity interest in ANGI Homeservices equal to IAC’s voting interest and equity interest immediately prior to such issuance or proposed issuance (and if such maintenance is not possible, IAC has the ability to determine the mix of then authorized shares it will receive in its sole discretion, provided that the issuance may not result in IAC exceeding its pre-issuance equity interest or voting interest); or

•                  with respect to an issuance of non-voting stock of ANGI Homeservices, up to a number of shares of such class or classes of non-voting stock of ANGI Homeservices that would enable IAC to maintain the same equity interest in ANGI Homeservices as it had immediately prior to such issuance or proposed issuance and at least 80.1% ownership of the issued and outstanding shares of each class of ANGI Homeservices non-voting stock.

Board Matters.  Pursuant to the Investors Rights Agreement, at the Effective Time, the board of directors of ANGI Homeservices consisted of ten directors, with six directors designated by IAC, two directors designated by IAC who qualify as “independent” pursuant to the rules and regulations of the NASDAQ Stock Market, and two directors selected by Angie’s List from the prior Angie’s List board of directors, who are Angie R. Hicks Bowman and Thomas R. Evans.  IAC retains the right to nominate a certain number of ANGI Homeservices directors corresponding to its degree of equity and voting interest in ANGI Homeservices until such time as its equity and voting interest are both less than 10%, and to appoint replacements of its designated directors should such individuals become unable or unwilling to serve.

The above description of the Investor Rights Agreement is qualified in its entirety by reference to the full text of the Investor Rights Agreement, which is attached hereto as Exhibit 2.2 and incorporated by reference herein.

Services Agreement

Pursuant to the Services Agreement, IAC has agreed to provide certain of the services that it has historically provided to the HomeAdvisor business to ANGI Homeservices following the closing of the Merger.  The Services Agreement also allows both ANGI Homeservices and IAC to continue to receive services under certain shared contracts.

Types of Services to Be Provided by IAC.  IAC has agreed to provide a combination of the following services, among others, pursuant to the Services Agreement following the closing of the Merger:

•                  assistance with certain legal, M&A, human resources, finance, risk management, internal audit and treasury functions, health and wellness, information security services, and insurance and tax affairs, including assistance with certain public company and unclaimed property reporting obligations;

•                  accounting, controllership and payroll processing services;

•                  investor relations services;

•                  tax compliance services; and

•                  such other services as to which IAC and ANGI Homeservices may agree.

Cost of Services Provided by IAC.  The costs charged to ANGI Homeservices will generally be determined based on the actual cost to IAC.  These costs will be subject to increase upon increases in the actual cost to IAC.

Term for Services Provided.  In general, the services to be provided under the Services Agreement began at the Effective Time and will continue for an initial term of one year.  This initial one-year term will automatically renew for additional one-year periods thereafter for so long as IAC continues to own a majority of the outstanding shares of ANGI Homeservices common stock, unless all services under the Services Agreement have been otherwise terminated.  The party receiving a service under the Services Agreement may terminate the agreement with respect to one or more particular services, or may reduce the scope of any particular service, at any time, subject to a specified notice period.  The party providing a service may terminate the agreement with respect to one or more particular services, or may reduce the scope of any particular service, at any time after September 29, 2018, subject to a notice period.

The above description of the Services Agreement is qualified in its entirety by reference to the full text of the Services Agreement, which is attached hereto as Exhibit 2.3 and incorporated by reference herein.

Tax Sharing Agreement

The Tax Sharing Agreement governs the parties’ respective rights, responsibilities and obligations with respect to tax matters, including responsibility for taxes attributable to ANGI Homeservices and its subsidiaries, entitlement to refunds, allocation of tax attributes, preparation of tax returns, certain tax elections, control of tax contests and other matters.

Under the Tax Sharing Agreement, ANGI Homeservices generally is responsible and is required to indemnify IAC for:

•                  all taxes imposed with respect to any consolidated, combined or unitary tax return of IAC or its subsidiaries that includes ANGI Homeservices or any of its subsidiaries to the extent attributable to ANGI Homeservices or any of its subsidiaries (including certain taxes attributable to certain HomeAdvisor entities for taxable periods (or portions thereof) ending on or before the Effective Time), as determined under the Tax Sharing Agreement; and

•                  all taxes imposed with respect to any of ANGI Homeservices’ or its subsidiaries’ consolidated, combined, unitary or separate tax returns.

Under the Tax Sharing Agreement, IAC generally has the right to control audits or other tax proceedings with respect to any consolidated, combined or unitary tax return that includes IAC or any of its subsidiaries and ANGI Homeservices or any of its subsidiaries, provided that ANGI Homeservices has certain information and participation rights with respect to any such audit or tax proceeding that could reasonably be expected to result in additional taxes above certain thresholds for which it is liable under the Tax Sharing Agreement.  ANGI Homeservices generally has the right to control any audits or other tax proceedings with respect to any tax returns that solely include ANGI Homeservices and its subsidiaries.

IAC does not have a present plan or intention to undertake a tax-free spin-off of its interest in ANGI Homeservices.  Because IAC intends to retain the ability to engage in such a tax-free spin-off in the future, the Tax Sharing Agreement also addresses the parties’ respective rights, responsibilities and obligations with respect to such a transaction.  Under the Tax Sharing Agreement, each party generally is responsible for any taxes and related amounts imposed on IAC or ANGI Homeservices (or their respective subsidiaries) that arise from the failure of a future spin-off of IAC’s retained interest in ANGI Homeservices to qualify as a transaction that is generally tax-free, for U.S. federal income tax purposes, under Section 368(a)(1)(D) and/or Section 355 of the Internal Revenue Code of 1986, as amended (the “Code”), to the extent that the failure to so qualify is attributable to (i) a breach of the relevant representations and covenants made by that party in the Tax Sharing Agreement or any representation letter provided in support of any tax opinion or ruling obtained by IAC with respect to the U.S. federal income tax treatment of such spin-off, (ii) an acquisition of such party’s equity securities (or certain arrangements or substantial negotiations or discussions with respect to certain such acquisitions), or (iii) solely with respect to ANGI Homeservices, any other action or failure to act by ANGI Homeservices after any such spin-off.

ANGI Homeservices and its subsidiaries generally are required to take any action reasonably requested by IAC to consummate a tax-free spin-off of IAC’s interest in ANGI Homeservices and will not take or fail to take any action that could reasonably be expected to prevent such a spin-off.

In addition, the Tax Sharing Agreement imposes certain restrictions on ANGI Homeservices and its subsidiaries during the two-year period following any future spin-off that are designed to preserve the tax-free status thereof.  Specifically, during such period, except in specific circumstances, ANGI Homeservices and its subsidiaries generally are prohibited from:  (i) entering into any transaction pursuant to which ANGI Homeservices stock would be acquired above a certain threshold, (ii) merging, consolidating or liquidating, (iii) selling or transferring assets above certain thresholds, (iv) redeeming or repurchasing stock (with certain exceptions), (v) altering the voting rights of ANGI Homeservices stock, (vi) taking or failing to take other actions inconsistent with representations or covenants in any tax opinion or private letter ruling documents or (vii) ceasing to engage in any active trade or business as defined in the Code.

The above description of the Tax Sharing Agreement is qualified in its entirety by reference to the full text of the Tax Sharing Agreement, which is attached hereto as Exhibit 2.4 and incorporated by reference herein.

Employee Matters Agreement

The Employee Matters Agreement addresses certain compensation and benefits matters following the closing of the Merger.  Under the Employee Matters Agreement:

•                  IAC assumes or retains:  (i) all liabilities with respect to IAC employees, former IAC employees, and their respective dependents and beneficiaries under all IAC employee benefit plans, and (ii) all liabilities with respect to the employment or termination of employment of all IAC employees and former IAC employees (other than the employees and former employees of the HomeAdvisor business or Angie’s List); and

•                  ANGI Homeservices assumes or retains:  (i) all liabilities under Angie’s List and HomeAdvisor employee benefit plans, and (ii) all liabilities with respect to the employment or termination of employment of employees and former employees of Angie’s List or the HomeAdvisor business.

ANGI Homeservices will participate in IAC’s U.S. health and welfare plans, 401(k) plan and flexible benefits plan, and will reimburse IAC for the costs of such participation.  In the event that IAC no longer retains shares representing at least 80% of the aggregate voting power of shares entitled to vote in the election of the ANGI Homeservices board of directors, including in the event of a future spin-off of IAC’s interest in ANGI Homeservices to IAC stockholders, the Employee Matters Agreement provides that ANGI Homeservices will cease to participate in IAC’s employee benefit plans and will establish its own employee benefit plans that will be substantially similar to the plans sponsored by IAC prior to the spin-off.

Pursuant to the Employee Matters Agreement, outstanding HomeAdvisor stock appreciation rights were converted into stock appreciation rights in respect of shares of ANGI Class A Common Stock in connection with the Contribution.  The number of shares subject to the award and the exercise price of the award were adjusted to preserve the aggregate intrinsic value of the original HomeAdvisor award, as measured immediately before and immediately after the Contribution, subject to rounding.

The Employee Matters Agreement also provides that ANGI Homeservices will reimburse IAC for the cost of any IAC equity awards held by ANGI Homeservices employees and former employees; IAC may elect to receive payment either in cash or in shares of ANGI Class B Common Stock.  The Employee Matters Agreement further provides that, with respect to ANGI Homeservices equity awards and equity awards in certain subsidiaries of ANGI Homeservices, IAC may elect to cause those awards to be settled in either shares of IAC common stock or in shares of ANGI Class A Common Stock; to the extent shares of IAC common stock are issued in settlement, ANGI Homeservices will reimburse IAC for the cost of those shares by issuing to IAC additional shares of ANGI Class A Common Stock or ANGI Class B Common Stock (depending on whether such reimbursement is made in respect of ANGI Homeservices equity awards or subsidiary equity awards).

Under the Employee Matters Agreement, the compensation committee of the IAC board of directors has the exclusive authority to determine the treatment of outstanding IAC equity awards in the event of a subsequent spin-off of IAC’s retained interest in ANGI Homeservices to IAC stockholders and ANGI Homeservices has agreed that it will assume any IAC equity awards that are converted into ANGI Homeservices equity awards in connection with any such spin-off.

The above description of the Employee Matters Agreement is qualified in its entirety by reference to the full text of the Employee Matters Agreement, which is attached hereto as Exhibit 2.5 and incorporated by reference herein.

Intercompany Notes

On September 29, 2017, prior to the closing of the Merger, ANGI Homeservices and IAC LLC entered into the Payoff Intercompany Note, pursuant to which IAC LLC provided the funds necessary at the Effective Time to repay the outstanding balance under Angie’s List’s existing credit agreement, totaling approximately $61.5 million.  Following the closing of the Merger, ANGI Homeservices and IAC LLC entered into the Working Capital Intercompany Note pursuant to which IAC LLC provided ANGI Homeservices with $15 million for working capital purposes.  ANGI Homeservices and its subsidiaries may also request further advances under the Intercompany Notes or under additional agreements substantially in the form of the Intercompany Notes following the closing of the Merger to cover general corporate purposes such as the provision of working capital, which IAC or one of its subsidiaries in its discretion may agree to provide on the terms set forth in the Intercompany Notes.

Amounts owing under the Intercompany Notes may be advanced in dollars.  Amounts owing under additional agreements substantially in the form of the Intercompany Notes may be advanced in dollars, or if agreed to by the parties, in foreign currencies.  Any such amounts will bear interest at three-month LIBOR plus 3.25% per annum, or, in the case of amounts denominated in a foreign currency, the applicable foreign benchmark rate plus 3.25% per annum.  If the applicable Intercompany Note is not paid when due, default interest at a rate of 2% per annum will also accrue.  The Intercompany Notes mature on September 29, 2024.

Amounts owing under the Intercompany Notes may be voluntarily prepaid at par at any time, without premium or penalty.  Amounts owing under the Intercompany Notes will be mandatorily prepayable, without premium or penalty, upon a change of control.  If ANGI Homeservices or any of its subsidiaries incurs more than $25 million of debt for borrowed money, the net cash proceeds of such indebtedness must be used to prepay amounts owing under the Intercompany Notes.

The above description of the Intercompany Notes is qualified in its entirety by reference to the full text of the Intercompany Notes, which are attached hereto as Exhibits 2.6 and 2.7 and incorporated by reference herein.

Item 2.01                   Completion of Acquisition or Disposition of Assets.

As described in the Introductory Note to this Current Report on Form 8-K, on September 29, 2017, pursuant to the Merger Agreement, ANGI Homeservices completed the Merger, upon which Angie’s List became a wholly owned subsidiary of ANGI Homeservices.

Prior to the completion of the Merger, in accordance with the Merger Agreement and the Contribution Agreement and as further described in the registration statement on Form S-4 (File No. 333-219064) originally filed by ANGI Homeservices with the U.S. Securities and Exchange Commission (the “SEC”) on June 29, 2017, including the proxy statement/prospectus of Angie’s List and ANGI Homeservices dated as of August 30, 2017 and filed with the SEC on such date pursuant to Rule 424(b) under the Securities Act (the “Proxy Statement/Prospectus”), IAC completed the separation of its HomeAdvisor business from IAC’s other businesses and caused the HomeAdvisor business, including its assets and liabilities and certain legal entities, to be transferred to ANGI Homeservices.  Pursuant to the Merger Agreement and the Contribution Agreement, ANGI Homeservices issued to IAC 414,753,515 shares of ANGI Class B Common Stock (the “Issued Share Number”) in exchange for the contribution of the HomeAdvisor business and approximately $1.9 million in cash to fund the aggregate cash consideration payable in the Merger.  As of immediately following the Merger, the shares of ANGI Class B Common Stock beneficially owned by IAC represent approximately 87.1% of the total outstanding shares, and approximately 98.5% of the total voting power, of ANGI Homeservices common stock.  Prior to the Merger, IAC was the sole stockholder of ANGI Homeservices.

At the Effective Time, each share of Angie’s List common stock outstanding immediately prior to the Effective Time (other than shares owned or held in treasury by Angie’s List, which were automatically cancelled, retired and ceased to exist for no consideration) was converted into the right to receive, at the holder’s election, (i) in the case of a share of Angie’s List common stock with respect to which an election to receive a share of ANGI Class A Common Stock was properly made and not revoked or lost (or with respect to which no election regarding the consideration to be received in the Merger was properly made), one share of ANGI Class A Common Stock or (ii) in the case of a share of Angie’s List common stock with respect to which an election to receive cash was properly made and not revoked or lost, $8.50 in cash, without interest (the “Cash Consideration”).  The aggregate number of shares of Angie’s List common stock that properly elected to receive the Cash Consideration was 225,076, resulting in aggregate Cash Consideration of approximately $1.9 million, and all other shares of Angie’s List common stock outstanding immediately prior to the Effective Time (of which there were approximately 61.3 million shares) were converted into the right to receive shares of ANGI Class A Common Stock.

From and after the Effective Time, Angie’s List common stock has been delisted from the NASDAQ Stock Market, has ceased to be publicly traded and will be deregistered under the Securities Exchange Act of 1934, as amended.  The shares of ANGI Class A Common Stock will trade on NASDAQ under the former Angie’s List ticker symbol, “ANGI,” beginning Monday, October 2, 2017.

The calculation of the Issued Share Number as set forth in the Merger Agreement reflected an assumption that 2.3 million shares of ANGI Class A Common Stock (on a treasury method basis) underlying Angie’s List equity awards assumed by ANGI Homeservices in connection with the Merger (“Assumed Awards”) would be forfeited between the closing of the Merger and the first anniversary of the closing of the Merger (the “Post-Merger Measurement Period”).  The Merger Agreement provides that, within two business days after September 29, 2018 (the first anniversary of the Merger), ANGI Homeservices and IAC will recalculate the number of shares of ANGI Class B Common Stock that ANGI Homeservices would have issued to IAC on September 29, 2017 pursuant to the terms of the Merger Agreement and the Contribution Agreement using the number of shares of ANGI Class A Common Stock (on a treasury method basis) underlying Assumed Awards that are actually forfeited during the Post-Merger Measurement Period in substitution for the 2.3 million shares assumed forfeited in the original calculation of the Issued Share Number.  If the actual number of shares of ANGI Class B Common Stock that would have been issued to IAC (i) is more than the Issued Share Number, then ANGI Homeservices will issue to IAC a number of additional shares of ANGI Class B Common Stock equal to such deficit, thereby increasing IAC’s proportionate beneficial ownership of ANGI Homeservices relative to the holders of shares of the ANGI Class A Common Stock or (ii) is less than the Issued Share Number, then a number of shares of ANGI Class B Common Stock beneficially owned by IAC equal to such excess will be cancelled, thereby reducing IAC’s proportionate beneficial ownership of ANGI Homeservices relative to the holders of the ANGI Class A Common Stock.

The foregoing description of the Merger and the Merger Agreement is only a summary, does not purport to be complete and should be read in conjunction with, and is qualified in its entirety by, the full text of the Merger Agreement, which is included as Annex B to the Proxy Statement/Prospectus and is incorporated herein by reference.

Item 3.02                   Unregistered Sales of Equity Securities.

On September 28, 2017, IAC filed with the Secretary of State of Delaware a Certificate of Designations (the “Certificate of Designations”) for the purpose of establishing the preferences, limitations and relative rights of the Series C Cumulative Preferred Stock, par value $0.01 per share, of IAC (the “Series C Preferred Stock”).  Pursuant to the Certificate of Designations, the Series C Preferred Stock is entitled to receive a cash dividend of $75.00 per share of Series C Preferred Stock, at a rate of 7.50% per year, payable quarterly in arrears.  The foregoing description of the terms of the Series C Preferred Stock is qualified in its entirety by reference to the copy of the Certificate of Designations, which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

On September 29, 2017, IAC issued a total of 67,633 shares of Series C Preferred Stock to USANi LLC (“USANi”), a Delaware limited liability company and a wholly owned subsidiary of IAC, in exchange for the transfer by USANi to IAC, of all common membership units of HomeAdvisor International, LLC held by USANi in connection with the transactions contemplated by the Contribution Agreement and the Merger Agreement.  The issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

Item 5.03                   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 28, 2017, IAC filed the Certificate of Designations with the Secretary of State of the State of Delaware.  The Certificate of Designations became effective with the Delaware Secretary of State upon filing.  This description is qualified in its entirety by reference to the copy of the Certificate of Designations, which is attached hereto as Exhibit 3.1.

Item 8.01                   Other Events.

On October 2, 2017, IAC and ANGI Homeservices issued a joint press release to announce the completion of the Merger.  A copy of the press release is included as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits.

(d)                                 Exhibits.  See Exhibit Index.

EXHIBIT INDEX

Exhibit No.	Description

2.1	Contribution Agreement, dated as of September 29, 2017, by and between ANGI Homeservices Inc. and IAC/InterActiveCorp*

2.2	Investor Rights Agreement, dated as of September 29, 2017, by and between ANGI Homeservices Inc. and IAC/InterActiveCorp

2.3	Services Agreement, dated as of September 29, 2017, by and between ANGI Homeservices Inc. and IAC/InterActiveCorp*

2.4	Tax Sharing Agreement, dated as of September 29, 2017, by and between ANGI Homeservices Inc. and IAC/InterActiveCorp

2.5	Employee Matters Agreement, dated as of September 29, 2017, by and between ANGI Homeservices Inc. and IAC/InterActiveCorp*

2.6	Intercompany Note, dated as of September 29, 2017, by and between ANGI Homeservices Inc. and IAC Group, LLC*

2.7	Intercompany Note, dated as of September 29, 2017, by and between ANGI Homeservices Inc. and IAC Group, LLC*

2.8

Agreement and Plan of Merger, dated as of May 1, 2017, as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated as of August 26, 2017, by and among Angie’s List, Inc., IAC/InterActiveCorp, ANGI Homeservices Inc. and Casa Merger Sub, Inc. (included as Annex B to the Proxy Statement/Prospectus and incorporated herein by reference)

3.1	Certificate of Designations of Series C Cumulative Preferred Stock

99.1	Joint Press Release of IAC/InterActiveCorp and ANGI Homeservices Inc. dated October 2, 2017

*                 Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  IAC agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/INTERACTIVECORP

By:	/s/ Gregg Winiarski
Name:	Gregg Winiarski

Title:	Executive Vice President, General Counsel and Secretary

Date:  October 2, 2017